Exhibit 99.2

OmnicomGroup

THIRD QUARTER 2004 RESULTS Investor Presentation

October 26, 2004

The following materials have been prepared for use in the October 26, 2004 conference call on Omnicom’s results of operations for the quarter ended September 30, 2004. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are present expectations. Actual events or results may differ materially.

Other Information

All dollar amounts are in millions except for EPS. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup	1

2004 vs. 2003 P&L Summary

	Third Quarter (a)			Year to Date (a)
	2004	2003	% (Change)	2004	2003	% (Change)
Revenue	$2,319.0	$2,028.6	14.3%	$6,958.1	$6,115.4	13.8%

Operating Income	247.4	217.1	14.0%	820.5	738.7	11.1%
% Margin	10.7%	10.7%		11.8%	12.1%

Net Interest Expense	8.8	11.5		26.6	32.8

Profit Before Tax	238.6	205.6	16.1%	793.9	705.9	12.5%
% Margin	10.3%	10.1%		11.4%	11.5%

Taxes	80.3	68.9		266.9	240.0
% Tax Rate	33.6%	33.5%		33.6%	34.0%

Profit After Tax	158.3	136.7	15.8%	527.0	465.9	13.1%

Equity in Affiliates	3.2	4.0		10.5	8.3
Minority Interest	(16.2)	(16.1)		(50.5)	(54.1)

Net Income	$ 145.3	$ 124.6	16.6%	$ 487.0	$ 420.1	15.9%

(a)	In connection with our adoption on January 1, 2004 of SFAS 123 – “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment for FASB Statement No.123,” utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the quarter ended September 30, 2003 and Year to Date 2003 have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2003.

OmnicomGroup	2

2004 vs. 2003 Earnings Per Share
	Third Quarter (a)		Year to Date (a)
	2004	2003	2004	2003
Earnings per Share:
Basic	$ 0.79	$ 0.66	$ 2.61	$ 2.25
Diluted	0.79	0.66	2.60	2.25

Weighted Average Shares (millions):
Basic	184.1	187.5	186.3	187.1
Diluted	184.6	187.9	187.5	187.2

Dividend Declared Per Share	$0.225	$0.200	$0.675	$0.600

(a)	In connection with our adoption on January 1, 2004 of SFAS 123 - “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment for FASB Statement No.123,” utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the quarter ended September 30, 2003 and Year to Date 2003 have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2003.

OmnicomGroup	3

2004 Total Revenue Growth
	Third Quarter		Year to Date
	$	%	$	%
Prior Period Revenue	$2,028.6		$6,115.4

Foreign Exchange (FX) Impact(a)	82.0	4.0%	287.1	4.7%

Acquisition Revenue(b)	37.8	1.9%	144.7	2.4%

Organic Revenue(c)	170.6	8.4%	410.9	6.7%

Current Period Revenue	$2,319.0	14.3%	$6,958.1	13.8%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

OmnicomGroup	4

2004 Revenue By Discipline

	$ Mix	% Growth(a)
Advertising	967.8	10.7%

CRM	826.3	17.7%

PR	257.8	14.0%

Specialty	276.1	18.0%

	$ Mix	% Growth(a)
Advertising	3,004.9	12.3%

CRM	2,385.1	15.5%

PR	760.1	10.8%

Specialty	808.0	17.5%

(a)	“Growth” is the year-over-year growth from the prior period. Certain reclassifications have been made to the September 30, 2003 presentation to conform the numbers to the September 30, 2004 balances presented.

OmnicomGroup	5

2004 Revenue By Geography

	$ Mix	$ Growth
United States	$1,261.3	$155.7
Organic		122.4
Acquisition		33.3
International	$1,057.7	$134.7
Organic		48.2
Acquisition		4.5
FX		82.0

	$ Mix	% Growth
United States	$1,261.3	14.1%
Euro Denominated	471.3	14.4%
United Kingdom	255.5	12.2%
Other	330.9	16.9%

	$ Mix	$ Growth
United States	$3,781.6	$396.0
Organic		283.9
Acquisition		112.1
International	$3,176.5	$446.7
Organic		127.0
Acquisition		32.6
FX		287.1

	$ Mix	% Growth
United States	$3,781.6	11.7%
Euro Denominated	1,430.7	14.8%
United Kingdom	777.4	15.8%
Other	968.4	19.3%

OmnicomGroup	6

Current Credit Picture

	Third Quarter
	2004		2003

Operating Income (EBIT) (a)	$1,174		$1,046
Net Interest Expense (a)	$ 36.7		$ 40.4
EBIT / Net Interest	32.0	x	25.9	x
Net Debt / EBIT	1.8	x	1.9	x

Debt:
Bank Loans (Due Less Than 1 Year)	$ 33		$ 53
$1.5 Billion Revolver Due 5/24/09	—		—
CP issued under 364 Day Facility (b)	—		—
5.20% Euro Notes Due 6/24/05 (c)	190		178
$850 Million Convertible Notes Due 2/7/31	847		847
$900 Million Convertible Notes Due 7/31/32	892		892
$600 Million Convertible Notes Due 6/15/33	600		600
Loan Notes and Sundry (various through 2012)	22		19

Total Debt	$2,584		$2,589

Cash and Short Term Investments	453		588

Net Debt	$2,131		$2,001

(a)	“Operating Income (EBIT)” and “Net Interest Expense” calculations shown are latest twelve month figures for the quarter ended as specified. Although our bank agreements reference EBITDA, we have used EBIT for this presentation because EBITDA is a non-GAAP measure. Latest twelve month figures for 2003 are restated to reflect the adoption of SFAS 123 – “Accounting for Stock-Based Compensation.”
(b)	The underlying $500 million 364 Day Credit facility expires 5/23/05 plus one-year term out at our option.
(c)	The change in the outstanding balance results from changes in the Euro to U.S. dollar currency exchange rate. The Euro balance outstanding as of September 30, 2004 and 2003 was (euro)152.4.

OmnicomGroup	7

Current Liquidity Picture

		As of September 30, 2004
	Total Amount of Facility	Outstanding	Available
Committed Facilities

364 Day Revolving Credit Facility (a)	$ 500	$ —	$ 500

5 Year Revolving Credit Facility	1,500	—	1,500

Other Committed Credit Facilities	33	33	—

Total Committed Facilities	2,033	33	2,000

Uncommitted Facilities (b)	398	—	—

Total Credit Facilities	$2,431	$ 33	2,000

Cash & Short Term Investments			453

Total Liquidity Available			$2,453

(a)	The underlying $500 million 364 Day Credit facility expires 5/23/05 plus one-year term out at our option.
(b)	Uncommitted facilities in the U.S., U.K. and Canada. These amounts are excluded for purposes of this analysis.

OmnicomGroup	8

Traditional Return on Equity(a)

(a)	“Traditional Return on Equity” is Net Income for the given period divided by the shareholders’ equity at the end of the prior period.

In connection with our adoption on January 1, 2004 of SFAS 123 - “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment for FASB Statement No.123,” utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the years ended December 31, 2002 and 2003 and the LTM period have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2002.

OmnicomGroup	9

Potential Impact of EITF 04-8 Assuming Conversion of the Convertible Notes Due 2031 and 2033(a)

	For the year ended		9/’04 YTD
	2002	2003
Net Income used for GAAP diluted EPS calculation, as reported	$571.4	$632.1	$487.9

Proforma Addbacks under the “if converted” method:
Interest expense on Convertible Debt – net of tax	1.6	15.3	3.8
Book tax cost of interest expense disallowance on foreign tax credits	5.0	11.4	8.5

Diluted Net Income, proforma	$578.0	$658.8	$500.2

Weighted Average Shares, diluted, as reported	186.2	187.6	187.5
Additional shares assumed to be outstanding under the “if converted” method	7.8	11.1	13.5

Weighted Average Shares, diluted, proforma	194.0	198.7	201.0

Diluted EPS – GAAP, as reported	$3.07	$3.37	$2.60
Diluted EPS – proforma	2.98	3.32	2.49

Percentage decrease in Diluted EPS – proforma	2.9%	1.5%	4.2%

Note (a): Proforma Diluted EPS is calculated in accordance with the consensus reached by the Emerging Issues Task Force (“EITF”) with regard to Issue 04-8 – Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share. Consistent with the consensus, this proforma calculation applies the “if converted” method set forth in SFAS 128 to our convertible notes due in 2031 and 2033 when calculating Diluted EPS.

We did not include our notes due in 2032 in this calculation because we amended these notes in August 2004. The EITF 04-8 consensus is effective beginning with our December 31, 2004 financial statements and would require that we restate prior periods for comparability if the notes had not been amended prior to December 31, 2004. The amendment made the notes compliant with EITF 90-19 “Instrument C” treatment which does not result in additional dilution to our Diluted EPS because our weighted average share price was less than the conversion price of the notes for the periods set forth above, and in accordance with EITF 04-8, it is assumed that the amendment occurred at the beginning of the first period presented.

On October 21, 2004, we initiated a consent offer to noteholders of our 2033 notes to amend the indenture under which the notes were issued. If accepted, the amendment will make the notes compliant with EITF 90-19 “Instrument C” treatment which does not result in additional dilution to our Diluted EPS because our weighted average share price was less than the conversion price of the notes for the periods set forth above, and in accordance with EITF 04-8, it is assumed that the amendment occurred at the beginning of the first period presented. See page 11 for an estimate of the impact if this consent offer is accepted.

The foregoing has been provided for illustrative purposes only. We cannot predict whether our 2033 notes will be amended, or what other actions, if any, we may take in respect thereof.

OmnicomGroup	10

Potential Impact of EITF 04-8 Assuming Conversion of the Convertible Notes Due 2031(a)

	For the year ended		9/’04 YTD
	2002	2003
Net Income used for GAAP diluted EPS calculation, as reported	$571.4	$632.1	$487.9

Proforma Addbacks under the “if converted” method:
Interest expense on Convertible Debt – net of tax	1.6	13.6	1.6
Book tax cost of interest expense disallowance on foreign tax credits	5.0	11.4	8.5

Diluted Net Income, proforma	$578.0	$657.1	$498.0

Weighted Average Shares, diluted, as reported	186.2	187.6	187.5
Additional shares assumed to be outstanding under the “if converted” method	7.8	7.7	7.7

Weighted Average Shares, diluted, proforma	194.0	195.3	195.2

Diluted EPS – GAAP, as reported	$3.07	$3.37	$2.60
Diluted EPS – proforma	2.98	3.37	2.55

Percentage decrease in Diluted EPS – proforma	2.9%	0.0%	1.9%

Note (a): Proforma Diluted EPS is calculated in accordance with the consensus reached by the Emerging Issues Task Force (“EITF”) with regard to Issue 04-8 – Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share. Consistent with the consensus, this proforma calculation applies the “if converted” method set forth in SFAS 128 to our convertible notes due in 2031 when calculating Diluted EPS.

We did not include our notes due in 2032 in this calculation because we amended the 2032 notes in August 2004. The EITF 04-8 consensus is effective beginning with our December 31, 2004 financial statements and would require that we restate prior periods for comparability if the notes had not been amended prior to December 31, 2004. The amendment made the notes compliant with EITF 90-19 “Instrument C” treatment which does not result in additional dilution to our Diluted EPS because our weighted average share price was less than the conversion price of the notes for the periods set forth above, and in accordance with EITF 04-8, it is assumed that the amendment occurred at the beginning of the first period presented.

Additionally, we did not include our notes due in 2033 in this calculation because on October 21, 2004, we initiated a consent offer to noteholders of our 2033 notes to amend the indenture under which the notes were issued. If accepted, the amendment will make the notes compliant with EITF 90-19 “Instrument C” treatment which does not result in additional dilution to our Diluted EPS because our weighted average share price was less than the conversion price of the notes for the periods set forth above, and in accordance with EITF 04-8, it is assumed that the amendment occurred at the beginning of the first period presented.

The foregoing has been provided for illustrative purposes only. We cannot predict whether our 2033 notes will be amended, or what other actions, if any, we may take in respect thereof.

OmnicomGroup	11

Acquisitions Summary

Acquisition Related Expenditures

9 Months YTD 2004
New Subsidiary Acquisitions (a)	$ 10

Affiliates to Subsidiaries (b)	—

Affiliates (c)	1

Existing Subsidiaries (d)	93

Earn-outs (e)	170

Total Acquisition Expenditures	$274

Note: See appendix for subsidiary acquisition profiles.

(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.

OmnicomGroup	13

Potential Earn-out Obligations

The following is an estimate of future earn-out related obligations as of September 30, 2004, assuming that the underlying acquired agencies continue to perform at their current levels: (a)

2004(b)	2005	2006	2007	Thereafter	Total
$26	$166	$63	$65	$41	$361

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.
(b)	Estimated remaining obligation as of September 30, 2004.

OmnicomGroup	14

Potential Obligations

In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’ option) additional equity interests. The following is an estimate of these potential future obligations (as of September 30, 2004), assuming these underlying acquired agencies continue to perform at their current levels:(a)

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$124	$107	$231
Affiliated Agencies	24	10	34

Total	$148	$117	$265

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.

OmnicomGroup	15

Third Quarter Acquisition

Creative Channel Services

Creative Channel Services is a national, full-service marketing services firm that provides customized solutions targeting the retail marketplace. The Company’s services include field sales and marketing, in-store events, merchandising, promotional marketing, experiential marketing and training development.

The Company is located in Los Angeles.

OmnicomGroup	16

Third Quarter Acquisition

Platinum Rye Entertainment LLC

Platinum Rye Entertainment provides consulting services to a variety of Fortune 500 companies, advertising agencies and public relations firms. Platinum Rye Entertainment connects their clients to the power of Hollywood and professional sports by offering clients special-event management, celebrity talent negotiation, product placement and music licensing.

Platinum Rye Entertainment is located in New York and Los Angeles and is a member of the Radiate Group.

OmnicomGroup	17